Exhibit 4.1

Incorporated Under the Laws of Maryland

GTJ REIT, INC.

TOTAL AUTHORIZED ISSUE 110,000,000

100,000,000 SHARES PAR VALUE $.0001 EACH	10,000,000 SHARES PAR VALUE $.0001 EACH
COMMON STOCK	PREFERRED STOCK

This is to certify that                                              is the owner of                                      fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT - as tenants by the entireties	(Custodiaon)	(Minor)
JT TEN - as joint tenants with right	under Uniform Gifts to Minors Act of
of survivorship and not as	(State)
tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                   HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                                                                                            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)                                        (                       ) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                                                                 attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between GTJ REIT, Inc. and American Stock Transfer & Trust Company, dated as of July 5, 2006, (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of GTJ REIT, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. GTJ REIT, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) will be null and void.